Exhibit 99.1
Bioheart, Inc. Receives Notice of Delisting from The NASDAQ Capital Market
SUNRISE, Fla., February 26, 2009 — Bioheart, Inc. (NasdaqCM: BHRT) (the “Company”) today announced that on February 25, 2009, the Company received written notification from The NASDAQ Stock Market of its determination to discontinue the Company’s NASDAQ listing effective as of the open of business on Friday, February 27, 2009. The move follows the NASDAQ Stock Market staff’s determination that the Company did not comply with certain of their listing requirements, including related to the market value of its common stock, and either minimum stockholders’ equity or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.
The Company is in the process of engaging a market maker for its common stock and causing the required application to be filed for quotation of the Company’s common stock on the OTC Bulletin Board.
Howard Leonhardt, chief executive officer of Bioheart, commented: “It is unfortunate that Bioheart’s stock price has been so adversely affected by the general decline in the securities markets that it could not maintain its NASDAQ listing. The company has been current in its filings with the SEC and there are many good things happening at Bioheart with regard to the commercialization and sales of its products that we expect will add value to the company’s equity. We look forward to re-establishing a robust market for our shares and having them approved for quotation on the OTC Bulletin Board.”
About Bioheart, Inc.
Bioheart, Inc. (Nasdaq: BHRT) is committed to delivering intelligent devices and biologics that help monitor, diagnose and treat heart failure and cardiovascular diseases. Its goals are to improve a patient’s quality of life and reduce health care costs and hospitalizations. Specific to biotechnology, the Company is focused on the discovery, development and, subject to regulatory approval, commercialization of autologous cell therapies for the treatment of chronic and acute heart damage. Its lead product candidate, MyoCell®, is an innovative clinical muscle-derived stem cell therapy designed to populate regions of scar tissue within a patient’s heart with new living cells for the purpose of improving cardiac function in chronic heart failure patients. The Company’s pipeline includes multiple product candidates for the treatment of heart damage, including Bioheart Acute Cell Therapy, an autologous, adipose tissue-derived stem cell treatment for acute heart damage, and MyoCell® SDF-1, a therapy utilizing autologous cells that are genetically modified to express additional potentially therapeutic growth proteins. For more information on Bioheart, visit www.bioheartinc.com.
(MyoCell and MyoCell SDF-1 are trademarks of Bioheart, Inc.)

Forward-Looking Statements:
Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Without limiting the generality of the foregoing, words such as “may”, “will”, “to”, “plan”, “expect”, “believe”, “anticipate”, “intend”, “could”, “would”, “estimate”, or “continue” or the negative other variations thereof or comparable terminology are intended to identify forward-looking statements.
Investors and others are cautioned that a variety of factors, including certain risks, may affect our business and cause actual results to differ materially from those set forth in the forward-looking statements. These risk factors include, without limitation, (i) our ability to obtain additional financing; (ii) our ability to control and reduce our expenses; (iii) our ability to establish a distribution network for and commence distribution of certain products for which we have acquired distribution rights; (iv) our ability to timely and successfully complete our clinical trials; (v) the occurrence of any unacceptable side effects during or after preclinical and clinical testing of our product candidates; (vi) the timing of and our ability to obtain and maintain regulatory approvals for our product candidates; (vii) our dependence on the success of our lead product candidate; (viii) our inability to predict the extent of our future losses or if or when we will become profitable; (ix) our ability to protect our intellectual property rights; and (x) intense competition. The Company is also subject to the risks and uncertainties described in its filings with the Securities and Exchange Commission, including the section entitled “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2007, as amended by Amendment No. 1 on Form 10-K/A and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008.
Contact:
At the Company:
          Howard J. Leonhardt, Chief Executive Officer
          (954) 835-1500
Investor Relations:
          RedChip Companies, Inc.
          Dave Gentry
          (800) 733-2447, Ext. 104
          info@redchip.com
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